EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Joint Proxy Statement-Prospectus of Telident, Inc. that is made a part of the Registration Statement (Form S-4) of Teltronics, Inc. for the registration of 662,500 shares of its common stock of our report dated February 22, 2000 with respect to the consolidated financial statements and schedule of Teltronics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Tampa, Florida April 4, 2000